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                                                                   EXHIBIT 10.19



                                 FIRST AMENDMENT



     This First Amendment to the Employment Agreement of Robert M. Henry ("Amendment") is entered into by and between Robert M. Henry ("Employee") and Mannatech, Incorporated ("Employer"), as of this the 15th day of August, 2000, and is in partial amendment of that certain Employment Agreement entered into by and between the Employee and the Employer, effective April 1, 2000 ("Amendment").

     The Agreement is hereby amended as pertinent part of Article I, Paragraph 3, to read as follows:

     "Until July 31, 2001, the Employee shall be entitled to the reimbursement of all legitimate expenses incurred as an Employee of the Employer, which shall also specifically include air fare to and from his home in New Jersey and reasonable living expenses until such time as Employee shall have moved his residence to the Dallas-Fort Worth, Texas area. The Company shall also pay the reasonable costs of relocation by the Employee and his family to the Dallas-Fort Worth area, which shall include realtor's fees and reasonable related expenses in connection with the sale of his New Jersey home, and customary reasonable fees and expenses payable by a buyer in connection with the acquisition of a Texas property in the Dallas-Fort Worth area. Further, any negative tax consequences accruing to the Employee, if any resulting from payments under this provision shall be reimbursed by the Company."

     In all other things except the foregoing Amendment, the Agreement shall remain in full force and effect.

     Agreed this the 15th day of August, 2000.


Employee                                                                 Company
                                                         Mannatech, Incorporated



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Robert M. Henry                             Its: Chairman of the Board
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